                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 7P (Arizona, Maine and Ohio Trusts):

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-36733 of our opinion dated October 7, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 6, 1996